UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2005

PowerHouse Technologies Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

PowerHouse Technologies Group, Inc. (the "Company") has entered into an Agreement with Kent Heyman under which Mr. Heyman became Executive Chairman of the Company’s Board of Directors as of September 26, 2005. The initial term of the Agreement is from September 1, 2005 until August 31, 2006, subject to renewal thereafter. Under the Agreement, Mr. Heyman is to provide consulting services to the Company on a less than full-time basis and receive compensation at the rate of $150,000 per year. Mr. Heyman has been granted options to purchase 1,200,000 shares of the Company’s common stock vesting over an 18-month period and, if he commences full-time employment for the Company by January 1, 2007, options to purchase an additional 1,500,000 shares of common stock vesting over an 18-month period from and after the date his full-time employment commences. In connection with the Agreement, the Company issued to Mr. Heyman 300,000 shares of restricted common stock which will vest on January 1, 2007 or upon his removal from the Company’s Board of Directors without cause.

The Company has entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot is to serve as President and Chief Executive Officer of the Company. Under the provisions of Mr. Elliot’s employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, the Company issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by the Company without cause. Mr. Elliot is also entitled to participate in the Company’s benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to a severance compensation equal to one year’s base salary if his employment is terminated by the Company without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot’s stock options will vest if his employment is terminated by the Company without cause or by Mr. Elliot for good reason.

The Company has entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to the Company and receive compensation at the rate of $200,000 per year. Mr. Mashinsky has been granted options to purchase 1,020,000 shares of common stock, vesting over an 18 month period. In connection with the Agreement, the Company issued to Mr. Mashinsky 180,000 shares of restricted common stock which will vest on January 1, 2007, or upon his removal from the Company’s Board of Directors without cause.

The Company has entered into an Agreement with Richard Liebman under which Mr. Liebman will serve as the interim Chief Financial Officer of the Company as of September 26, 2005. The Agreement is on a month to month basis, subject to termination by either party at any time. Mr. Liebman will receive base compensation at the rate of $160,000 per year. Mr. Liebman has been granted options to purchase 750,000 shares vesting over a three year period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerHouse Technologies Group, Inc.

November 4, 2005	By:	Richard Liebman

Name: Richard Liebman
Title: Chief Financial Officer